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                                                                  EXHIBIT (l)(3)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                               January 25, 2005


Van Kampen Senior Loan Fund
1221 Avenue of the Americas
New York, New York 10020

        Re:  Post-Effective Amendment No. 2 to the
             Registration Statement on Form N-2 for
             the Van Kampen Senior Loan Fund (the "Registration Statement") (File Nos. 333-121061 and 811-5845)
             -----------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP